EXHIBIT 3.2

                                     BYLAWS
                                       OF
                            OREGON STEEL MILLS, INC.
                    (as amended and restated on May 1, 2003)

                                   ARTICLE 1

                                     OFFICES

     1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     1.2 OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at 1000 SW Broadway, Suite 2200, Portland, Oregon, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 2

                             STOCKHOLDERS' MEETINGS

     2.1 ANNUAL MEETING. The annual meetings of the stockholders of the corporation for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     2.2 BUSINESS TO BE CONDUCTED AT ANNUAL MEETING. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation's notice of the meeting, (b) by or at the direction of the Board (or any duly organized committee thereof), or (c) by any stockholder of the corporation who is a stockholder of record on the date of giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such meeting and who has complied with the notice procedures set forth in this
Section 2.2.

           2.2.1 In addition to any other applicable requirements, including but not limited to rules promulgated by the Securities and Exchange Commission, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action under the general corporation law of the state of Delaware and the proposing stockholder must have given timely notice in proper written form to the Secretary, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

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           2.2.2 To be timely, a stockholder's notice must be received by the
Secretary at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder in order to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date of the annual meeting.

           2.2.3 To be in proper written form, such stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at such meeting; (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class, series and the number of shares of the corporation's stock which are beneficially owned by such stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; (d) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner and any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (e) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

           2.2.4 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.2. The Board of Directors will determine, in its sole discretion, whether a stockholder has complied with the provisions of this Section 2.2.

     2.3 NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise expressly provided in the Restated Certificate of Incorporation of the corporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholder: (a) by or at the direction of the Board (or any duly authorized committee thereof) or
(b) by any stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of stockholders entitled to vote at such

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meeting and who complies with the notice procedures set forth in this Section
2.3.

           2.3.1 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

           2.3.2 To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder in order to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date of the annual meeting.

           2.3.3 To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and the number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice or the beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder as they appear on the corporation's books, (B) the class or series and the number of shares of the corporation's stock which are beneficially owned by such stockholder or beneficial owner, (C) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (D) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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           2.3.4 No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.3. The Board of Directors will determine, in its sole discretion, whether a stockholder has complied with the provisions of this Section 2.3.

     2.4 RULES OF CONDUCT. The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     2.5 SPECIAL MEETING. Special meetings of the stockholders may be called, for any purpose or purposes, by the Chairman of the Board, the President, the Board of Directors or one or more stockholders holding not less than one-fifth of the voting power of the corporation.

     2.6   PLACE OF MEETINGS.

           2.6.1 Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors or if not so designated, then at the office of the corporation required to be maintained pursuant to
Section 1.2.

           2.6.2 The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

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provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

     2.7   NOTICE OF MEETINGS.

           2.7.1 Whenever stockholders are required or permitted to take any action at a meeting, a written notice (as the term "written" is defined in Section 9.6 of these Bylaws) of the meeting of stockholders shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law or the Restated Certificate of Incorporation, the written notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, directed to the stockholder in accordance with the procedures set forth in
Article 8 of these Bylaws. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Exchange Act.

           2.7.2 If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

           2.7.3 When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.8   QUORUM AND VOTING.

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           2.8.1 Except where otherwise provided by law, the Restated
Certificate of Incorporation, or these Bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented at the meeting, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

           2.8.2 Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaw, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     2.9   PROXIES.

           2.9.1 Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

           2.9.2 All proxies shall be in writing, executed by the person entitled to vote or by the person's duly authorized agent and filed with the Secretary of the corporation at or before the meeting at which it is to be used.

           2.9.3 Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of the stockholder's legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given. A stockholder may revoke a proxy by (a) written notice of such revocation to the Secretary of the corporation; (b) a later dated proxy is filed with the Secretary of the corporation; or (c) attending the meeting and voting in person (attendance at the meeting will not by itself revoke the proxy).

     2.10  VOTING RIGHTS.

           2.10.1 Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at such meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more person shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is

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present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

           2.10.2 Upon the demand of any stockholder made before the voting begins, the election of directors shall be by ballot.

     2.11  VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

           2.11.1 The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

           2.11.2 The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

           2.11.3 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

           2.11.4 In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make

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their certification pursuant to Section 2.11.2(v) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     2.12 CONFIDENTIAL VOTING. All proxies, ballots, consents, and voting tabulationsthat identify the vote of a particular stockholder or benefit plan participant will be held in confidence by the independent tabulators and by the inspectors of election and will not be disclosed to any other person, including the corporation and its directors, officers, and employees, except as follows:

                 (a) as necessary to meet legal requirements or to pursue or defend legal or regulatory actions; or


                 (b) to allow the inspectors of election to certify the results of the vote; or

                 (c) when expressly authorized by a stockholder or benefit plan participant; or

                 (d) in the event of a contested election for the Board of Directors or contested proxy/consent solicitation; or

                 (e) if a bona fide dispute exists regarding the authenticity of any proxy card or ballot or the accuracy of any tabulation of votes. However, the disclosure of any comments or other information written on any proxy card, consent or ballot without reference to the vote of the stockholder is permitted, except where such vote is included in, and necessary to an understanding of, such written material.

                 (f) This Section 2.12 may only be amended or repealed by the approval of the holders of a majority of votes cast at any duly called meeting where the matter is considered.

     2.13 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing in this Section
2.13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary

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business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     2.14   ACTION WITHOUT MEETING.

            2.14.1 Unless otherwise provided in the Restated Certificate of Incorporation, any action required by Delaware General Corporation Law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this
Section 2.14 to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section 2.14.

            2.14.2 A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.14, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and
(b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on

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which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Except to the extent and in the manner authorized by the Board of Directors, no consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

            2.14.3 Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

            2.14.4 Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation in the manner required by this Section 2.14.

     2.15 RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to (a) notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (c) consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to

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exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. In no event shall a record date be fixed which is more than 60 days nor less than 10 days prior to the date of the meeting or event for the purpose for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     2.16 STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 3

                               BOARD OF DIRECTORS

     3.1 NUMBER AND TERM OF OFFICE. The number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than twelve
(12) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director. In accordance with the Restated Certificate of Incorporation, each director shall be elected to a class. Except as provided in
Section 3.3, the directors up for election at the meeting shall be elected by a plurality vote of the shares represented in person or by proxy, at the stockholders annual meeting and entitled to vote on the election of directors. Each director shall hold office until the director's successor is elected and qualified or until such director's earlier resignation or removal. Directors need not be stockholders.

     3.2 POWERS. Except as may be otherwise provided in the Delaware General Corporation Law or in the Restated Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

     3.3 VACANCIES -- NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.3 in the case of death, removal or resignation of any director. Any directors chosen under this Section

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3.3 shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

     3.4    REMOVAL. A director may only be removed from office for cause by:
(a) a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors; or (b) the Board of Directors. In case any one or more directors be so removed, new directors may be elected by the stockholders at the same meeting or appointed by the Board of Directors.

     3.5 RESIGNATION. Any director may resign at any time upon notice given in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until the person's successor shall have been duly elected and qualified. The acceptance of a resignation shall not be required to make it effective.

     3.6 FEES AND COMPENSATION. Directors shall not receive any stated salaries for their services, but, by resolution of the Board of Directors, a fixed fee, with or without expense of attendance, may be allowed for attendance at each meeting and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     3.7    COMMITTEES.

            3.7.1 EXECUTIVE COMMITTEE: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. The Executive Committee, to the extent permitted by Delaware law, these Bylaws, an executive committee charter or other resolutions of the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to (a) approve or adopt, or recommend to the corporation's stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the corporation.

            3.7.2 OTHER COMMITTEES: The Board of Directors may appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the charters or resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

            3.7.3 TERM: The members of all committees of the Board of Directors shall be appointed at the annual meeting of directors following the annual meeting of stockholders and shall serve a term until the next annual meeting of directors. The Board, subject to the provisions of Sections 3.7.1 and 3.7.2, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of such director's death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            3.7.4 MEETINGS: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.7 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 1.2, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

     3.8 DECLARATION OF DIVIDENDS. Subject to any applicable provisions of law or of the Restated Certificate of Incorporation, dividends may be declared by the Board of Directors in its sole and absolute discretion at any meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation.

     3.9 SPECIAL PURPOSE RESERVES. The Board of Directors, in its sole and absolute discretion, may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

     3.10   MEETINGS.

            3.10.1 ANNUAL MEETING: The annual meeting of directors shall be held immediately after the annual stockholders' meeting and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it. No notice of an annual meeting of the Board shall be necessary.

            3.10.2 REGULAR MEETINGS: Regular meetings of the Board of Directors may be held at such time designated by resolutions of the Board of Directors or the written consent of all directors. Regular meetings may be held without notice, provided that notice of any change in the time or place of any such meeting shall be sent to all of the directors.

            3.10.3 SPECIAL MEETINGS: Special meetings of the Board of Directors may be held at any time whenever called by the Chairman, President or any two of the directors. Notice of each special meeting shall be given to each director on not less than two days' written or oral notice, through any form of written or oral communication. If the address of a director is not shown on the records and is not readily ascertainable, such notice shall be addressed to the director at the place in which the meetings of the directors are regularly held. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

            3.10.4 PLACE OF MEETINGS: The Board of Directors may hold its meetings at any place within or without the State of Delaware designated from time to time by resolution of the Board or by written consent of all the members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation. Any regular or special meeting is valid wherever held if held upon written consent of all of the members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

     3.11 MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, or any committee thereof, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present shall deliver to the corporation a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.

     3.12 QUORUM. A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1, but not less than two; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. The vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Restated Certificate of Incorporation or these Bylaws.

     3.13 ADJOURNED MEETING. In the absence of a quorum, a majority of the directors present may adjourn from time to time but not later than the time fixed for the next regular meeting of the Board. Notice of the time and place of holding an adjourned meeting need not be given to the directors absent at the meeting which was adjourned if the time and place of the adjourned meeting was fixed at the meeting which was adjourned.

     3.14 ACTION WITHOUT MEETING. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

     3.15 PARTICIPATION IN MEETINGS BY TELEPHONE OR OTHER COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.16 RELIANCE UPON RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

                                   ARTICLE 4

                                    OFFICERS

     4.1 OFFICERS DESIGNATED. The officers of the corporation shall be a Chairman of the Board of Directors who shall be a member of the Board of Directors, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The order of the seniority of the Vice Presidents shall be in the order of their nominations, unless otherwise determined by the Board of Directors. The Board of Directors or the Chairman of the Board or the President may also appoint one or more assistant secretaries, assistant treasurers, and such other officers and agents with such powers and duties as shall be deemed appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited by law. The salaries and compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

     4.2    TENURE AND DUTIES OF OFFICERS.

            4.2.1 GENERAL: All officers shall hold office at the pleasure of the Board of Directors and each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

            4.2.2 DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

            4.2.3 DUTIES OF PRESIDENT: The President shall be the chief executive officer of the corporation unless the Board of Directors designates some other officer to serve in such capacity. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall be ex officio a member of the executive and other committees, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors. If some officer other than the President is designated as the chief executive officer, the officer shall have all of the powers conferred upon the President by these Bylaws to the extent permitted by law, and, in the absence or disability of such other officer, the President shall perform and exercise the duties of chief executive officer. The President or any other officer designated by the Board of Directors at any time is authorized to vote, grant proxies or consents for, or represent all shares of other corporations standing in the name of this corporation and may exercise all rights incident to such shares on behalf of this corporation.

            4.2.4 DUTIES OF VICE PRESIDENTS: The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

            4.2.5 DUTIES OF SECRETARY: The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record the proceedings of the meetings in the minute book of the corporation and shall keep the seal of the corporation in safe custody. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

            4.2.6 DUTIES OF CHIEF FINANCIAL OFFICER AND TREASURER: Each of the Chief Financial Officer and the Treasurer shall control, audit and arrange the financial affairs of the corporation, consistent with the responsibilities delegated to each of them by the corporation's President. The Chief Financial Officer or Treasurer, as the case may be, shall receive and deposit all monies belonging to the corporation and shall pay out the same only in such manner as the Board of Directors may from time to time determine, and shall perform such other further duties as the Board of Directors may require. It shall be the duty of the assistant treasurers to assist the Treasurer in the performance of the Treasurer's duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

     4.3 RESIGNATION. Any officer may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE 5

     EXECUTION OF CORPORATE INSTRUMENTS; FORM AND EXECUTION OF
              CERTIFICATES; OTHER SECURITIES OF THE CORPORATION AND
                  VOTING OF SECURITIES OWNED BY THE CORPORATION

     5.1    EXECUTION OF CORPORATE INSTRUMENTS.

            5.1.1 The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

            5.1.2 Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board, the President, any Vice President or the Secretary. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

            5.1.3 All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation, or in special accounts of the corporation, or demands for money and notes of the corporation shall be signed by such person or persons as may be designated from time to time by the Board of Directors.

     5.2 FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Restated Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Treasurer or

Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such stockholder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     5.3 OTHER SECURITIES OF THE CORPORATION. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or Assistant Treasurer of the corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon shall have ceased to be such officer of the corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

     5.4 VOTING OF SECURITIES OWNED BY CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice President.

                                   ARTICLE 6

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     6.1 ACTION, ETC., OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

     6.2 ACTIONS, ETC., BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     6.3 RIGHT TO INDEMNIFICATION. Notwithstanding the other provisions of this Article 6, to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     6.4 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the Board of Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     6.5 PREPAID EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article 6. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

     6.6 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this
Article 6 shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     6.7 INSURANCE. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this Article 6.

     6.8 CONSTITUENT CORPORATIONS. For the purposes of this Article 6, references to `the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under Article 6 with respect to the resulting or surviving corporation as such person would have stood with respect to such constituent corporation if its separate existence had continued.

     6.9 OTHER ENTERPRISES. For the purpose of this Article 6, references to "other enterprises" shall include employee benefit plans and employee stock ownership plans; references to "fines" shall include any excise or other taxes assessed on a person with respect to any employee benefit plan or employee stock ownership plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee or agent with respect to an employee benefit plan or employee stock ownership plan, its participants or beneficiaries; and a person who acted in good faith in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or employee stock ownership plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 6.

     6.10 SCOPE OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6.11 SUBROGATION. In the event of payment under this Article 6, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

     6.12 NO DUPLICATION OF PAYMENTS. The corporation shall not be liable under this Article 6 to make any payment in connection with any claim made under this Article 6 to the extent the person has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                   ARTICLE 7

                                   AMENDMENTS

     Unless otherwise provided in the Restated Certificate of Incorporation or these Bylaws, these Bylaws may be repealed, altered or amended, or new Bylaws adopted by (a) written consent of the stockholders in the manner authorized by these Bylaws, or at any meeting of stockholders, either annual or special, by the affirmative vote of the majority of stock entitled to vote at such meeting; or (b) by the affirmative vote of a majority of the whole number of directors in office.

     Section 2.12 of these Bylaws may only be amended or repealed by the approval of the holders of a majority of votes cast at any duly called meeting where the matter is considered.

                                   ARTICLE 8

                                     NOTICES

     8.1 Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either
(a) timely and duly deposited in the United States Mail, postage prepaid, and addressed to the stockholder's last known post office address as shown by the stock record of the corporation or its transfer agent or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     8.2 Any notice required to be given to any director may be given by the method stated above. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

     8.3 If no post office address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 1.2. An affidavit executed by a duly authorized and competent employee of the corporation or the transfer agent or other agent of the corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or stockholder), shall be prima facie evidence of the statements therein contained.

     8.4 All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and
(d) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the corporation.

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     8.5    The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent the stockholder in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.

     8.6 Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law, the Restated Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     8.7 Whenever notice is required to be given, under any provision of law or of the Restated Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     8.8 Whenever notice is to be given to the corporation by a stockholder under any provision of law or of the Restated Certificate of Incorporation or Bylaws of the corporation, such notice shall be delivered to the Secretary at the principal executive offices of the corporation. If delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation's most recent proxy statement.

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                                   ARTICLE 9

                                  MISCELLANEOUS

     9.1 FACSIMILE SIGNATURE. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     9.2 CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be under the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

     9.3 FISCAL YEAR. The fiscal year of the corporation shall be fixed by the Board of Directors.

     9.4 TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not done within a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     9.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares to be lost, stolen or destroyed. When authorizing such issuance, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     9.6 ELECTRONIC TRANSMISSION. When used in these Bylaws, the terms "written" and "in writing" shall include any "electronic transmission," as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.


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